FORM 8-K

                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549


                          CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15 (d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 11, 2001


                   Klamath First Bancorp, Inc.
                   ---------------------------
      (Exact name of registrant as specified in its charter)



Oregon                          0-26556             93-1180440
-------                         -------             ----------
State or other jurisdiction     Commission         (I.R.S. Employer
 of incorporation               File Number         Identification No.)

540 Main Street, Klamath Falls, Oregon                  97601
---------------------------------------                 -----
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number (including area code):  (541) 882-3444

                          Not Applicable
                          --------------
  (Former name or former address, if changed since last report)



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Item 5.  Other Events
---------------------
     The Registrant announced on October 11, 2001 that Robert A. Tucker has retired from his position as Executive Vice President and Chief Credit Officer and is succeeded by Ben A. Gay.

     Mr. Gay has more than thirty years of financial services experience. He has been a consultant to Klamath First Bancorp, Inc. since May 2001. Prior to joining Klamath First Bancorp, Inc., Mr. Gay was the founder and managing director of Willingham & Associates LLC, a consulting business engaged in assisting banks and thrifts in addressing various commercial banking needs. From 1985 until 2000, he was senior vice president and western region executive for Bank of America and was primarily responsible for credit risk management. During that period of time Mr. Gay also served as a director of the Commercial Finance Association.

     Mr. Gay graduated from Clemson University in Clemson, South Carolina with a Bachelor of Arts degree in economics.

     For further information, reference is made to the Registrant's press release dated October 11, 2001 which is attached hereto as Exhibit 99 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------
     Exhibit
     -------
       99    Press Release dated October 11, 2001







                                    1

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                             SIGNATURES
                             ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    KLAMATH FIRST BANCORP, INC.



 DATE: October 15, 2001             By:/s/Kermit K. Houser
                                       -------------------
                                       Kermit K. Houser
                                       President and Chief Executive Officer









                                   2

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                             Exhibit 99

                Press Release Dated October 11, 2001













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KLAMATH FIRST BANCORP NAMES BEN A. GAY CHIEF CREDIT OFFICER AS ROBERT TUCKER
RETIRES

KLAMATH FALLS, Ore.--Oct. 11, 2001--Klamath First Bancorp, Inc. (Nasdaq:KFBI) announced that Robert A. Tucker has retired from his position as executive vice president and chief credit officer. He is succeeded by Ben A. Gay.

"We appreciate the strong roles Bob has played in growing our company throughout his 28 year career with Klamath," said Kermit Houser, president and chief executive officer. "He has been very supportive during this transition period and we wish him well in retirement."

Mr. Tucker began his career at Klamath First in 1973. From 1989 to 1998 he was the company's chief operating officer. During 1998 to early in 2001 he served as chief lending officer before being promoted to his most recent position. He was instrumental in building Klamath's presence in Ashland and Klamath Falls. Mr. Tucker also was part of the team that implemented Klamath's conversion from a mutual savings bank to a stock company in 1995. Additionally, he was the lead officer for the integration of the company's first acquisition of 25 Wells Fargo branches in 1997.

"Ben Gay is an outstanding banker with a strong background in commercial lending and over 30 years of experience in financial services," said Houser. "He has been a consultant to our company since May 2001, and we are excited to have him join the company fulltime. He will play an integral role in our management team as we move forward with our strategic initiatives and growth plan."

Prior to joining Klamath, Mr. Gay was the founder and managing director of Willingham & Associates LLC, a consulting business that assisted banks and thrifts in addressing various commercial banking needs. From 1985 until 2000, he was senior vice president and western region executive for Bank of America primarily responsible for credit risk management. Mr. Gay received a Bachelor of Arts degree in economics from Clemson University in Clemson, South Carolina. He also has attended a number of postgraduate training programs in various disciplines.

Mr. Gay was a director of the Commercial Finance Association from 1985 to 2000. Klamath First Bancorp, Inc. is the holding company for Klamath First, which operates 51 offices, in 26 counties throughout Oregon and one branch in South Central Washington. Klamath First serves the state of Oregon through these offices by offering a full range of products and services for both the consumer and business customer, including commercial, consumer and real estate loans, various checking and savings products, 24 hour telephone banking, and online banking with bill pay through its web site KlamathFirst.com. Additionally, customers may visit new in-store branches seven days a week with extended banking hours.

------------
Contact:
     Klamath First Bancorp, Inc.
     Kermit K. Houser, 541/882-3444 X 133
     or
     Marshall J. Alexander, 541/882-3444 X 120





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